UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2017

ZELTIQ Aesthetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4410 Rosewood Drive
Pleasanton, CA 94588
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 13, 2017, ZELTIQ Aesthetics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allergan Holdco US, Inc., a Delaware corporation (“Parent”), and Blizzard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). A copy of the joint press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties, and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction. Additional risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its subsequently filed reports with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on the forward-looking statements included in this Current Report on Form 8-K, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction.  The definitive proxy statement will be mailed to Company stockholders in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the ZELTIQ Aesthetics, Inc. website at www.zeltiq.com or by contacting ZELTIQ Aesthetics, Inc. Investor Relations at (925) 474-2500.

ZELTIQ Aesthetics, Inc. Allergan plc and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of ZELTIQ Aesthetics, Inc. in connection with the proposed transaction.  Information regarding the special interests of ZELTIQ Aesthetics, Inc. directors and executive officers in the proposed transaction will be included in the proxy statement described above.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from ZELTIQ Aesthetics, Inc. Investor Relations as described above. Information about Allergan’s directors and executive officers can be found in Allergan’s definitive proxy statement filed with the SEC on March 25, 2016. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Allergan’s website at www.allergan.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Joint Press Release of ZELTIQ Aesthetics, Inc. and Allergan plc, dated February 13, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: February 13, 2017	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Joint Press Release of ZELTIQ Aesthetics, Inc. and Allergan plc, dated February 13, 2017.